Exhibit 13.1

Certification by the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of ProQR Therapeutics N.V. (the “Company”) for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Daniel de Boer, as Chief Executive Officer of the Company, and Smital Shah, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2017

By:	/S/ Daniel de Boer
	Name:	Daniel de Boer
	Title:	Chief Executive Officer (Principal Executive Officer)

By:	/S/ Smital Shah
	Name:	Smital Shah
	Title:	Chief Financial Officer (Principal Financial Officer)